EXHIBIT 23.1

              Consent of Arthur Andersen LLP, Independent Auditors


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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

         As independent public accountants, we hereby consent to the incorporation by reference in this form S-8 registration statement of our report dated November 3, 1997 (except with respect to the matters discussed in Note 15, as to which the date is November 4, 1997) included in Exogen, Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our firm included in this registration statement.


                                                          /s/ARTHUR ANDERSEN LLP
                                                          ----------------------
                                                             ARTHUR ANDERSEN LLP





New York, New York
May 4, 1998